UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 23, 2007

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 23, 2007, Alan Merkur, the Senior Vice President and Director of Transactions of Equity One, Inc. (the “Company”) resigned. In connection with Mr. Merkur’s resignation, the Company entered into a Severance, Mutual General Release and Non-Disparagement Agreement with Mr. Merkur (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, and in consideration for the release contained therein, the Company agreed to accelerate the vesting requirements on 19,100 shares of the Company’s restricted common stock that had been previously granted to Mr. Merkur, accelerate the vesting requirements on options to purchase 60,000 shares of the Company’s common stock that had been previously awarded to Mr. Merkur and pay Mr. Merkur a separation and severance payment in an amount equal to $116,100.

The Severance Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c)  Shell Company Transactions.

Not applicable

(d) Exhibits

              10.1  Severance, Mutual General Release and Non-Disparagement Agreement, dated February 23 2007, between Equity One, Inc. and Alan Merkur
.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           EQUITY ONE, INC.

Date:  March 9, 2007                      By:_/s/ Gregory R. Andrews
   Gregory Andrews
   Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Severance, Mutual General Release and Non-Disparagement Agreement, dated February 23 2007, between Equity One, Inc. and Alan Merkur.